UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023
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Skyward Specialty Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41591 (Commission File Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600 Houston, Texas		77024-4284
(Address of principal executive offices)		(Zip Code)
(713) 935-4800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers
On November 27, 2023, Cameron MacDonald notified the board of directors (“Board”) of Skyward Specialty Insurance Group, Inc., a Delaware corporation (the “Company,” “we,” or “our”), of his intention to resign as a director of the Company. On November 29, 2023, Robert Kittel notified the Board of his intention to resign as a director of the Company. The resignations of Messrs. MacDonald and Kittel are effective as of November 30, 2023. Messrs. MacDonald and Kittel’s resignations were not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

On November 30, 2023, in connection with Messrs. MacDonald and Kittel’s resignation, the Board appointed Andrew Robinson, the Company’s Chief Executive Officer, to serve as Chair of the Board and Anthony J. Kuczinski to serve as our independent Lead Director of the Board in accordance with the Company’s Corporate Governance Guidelines.

Item 7.01	Regulation FD Disclosure
The Company issued a press release on November 30, 2023, announcing the director resignations and appointments described in Item 5.02 above. The press release making this announcement is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 30, 2023
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date:	November 30, 2023	/s/ Leslie Shaunty
Leslie Shaunty
General Counsel